UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/31/2011

Bank of the Carolinas Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52195

North Carolina	20-4989192
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

135 Boxwood Village Drive, Mocksville, North Carolina 27028
(Address of principal executive offices, including zip code)

(336) 751-5755
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 31, 2011, the parties to the civil action Michael D. Larrowe v. Bank of the Carolinas, et al., (No. 1:10-CV-378), brought in the United States District Court for the Middle District of North Carolina, filed a stipulation of dismissal in which the parties agreed to dismiss their claims against one another. The dismissal is "with prejudice," meaning that the parties may not file suit against each other again on the same claims. All parties agreed to bear their own costs and legal fees. No funds were exchanged in order to effect the dismissal.

Mr. Larrowe was formerly the chief financial officer and a director of Bank of the Carolinas Corporation and its wholly owned subsidiary, Bank of the Carolinas (the "Bank"). He also served as the Bank's executive vice chairman and chief operating officer. On May 14, 2010, Mr. Larrowe instituted the above-referenced lawsuit against the Bank and certain of its directors and employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of the Carolinas Corporation

Date: September 07, 2011	By:	/s/ Eric E. Rhodes
Eric E. Rhodes
Executive Vice President and Chief Financial Officer